Exhibit 15.7

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated 18 March 2022 relating to the consolidated financial statements of BP p.l.c. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended 31 December 2021, in the following Registration Statements:

Registration Statements on Form F-3 (File Nos. 333-254751, 333-254751-01 and 333-254751-02) of the Company, BP Capital Markets p.l.c., and BP Capital Markets America Inc., the Registration Statement on Form F-4 (File No. 333-262425) of the Company and the Registration Statements on Form S-8 (File Nos. 333-67206, 333-79399, 333-103924, 333-123482, 333-123483, 333-131583, 333-131584, 333-132619, 333-146868, 333-146870, 333-146873, 333-173136, 333-177423, 333-179406, 333-186462, 333-186463, 333-199015, 333-200794, 333-200795, 333-207188, 333-207189, 333-210316, 333-210318, 333-253287 and 333-254578) of the Company.

/s/ Deloitte LLP
London, United Kingdom
18 March 2022